EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Verizon Communications Inc. (Verizon) and where applicable, related Prospectuses, of our report dated February 20, 2009 (except for changes as described in Note 1 with regard to the method of accounting for noncontrolling interests, as to which the date is November 2, 2009), with respect to the consolidated financial statements of Verizon for the year ended December 31, 2008 included in this Current Report (Form 8-K) dated November 2, 2009, filed with the Securities and Exchange Commission: Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form S-4, No. 333-11573; Form S-8, No. 333-41593; Form S-8, No. 333-42801; Form S-4, No. 333-76171; Form S-8, No. 333-75553; Form S-8, No. 333-76171; Form S-8, No. 333-50146; Form S-8, No. 333-53830; Form S-4, No. 333-82408; Form S-8, No. 333-82690; Form S-8, No. 333-118904; Form S-8, No. 333-123374; Form S-4, No. 333-124008; Form S-8, No. 333-124008; Form S-4, No. 333-132651; Form S-8, No. 333-134846; Form S-8, No. 333-137475; Form S-3, No. 333-138705; Form S-8, No. 333-142549; Form S-8, No. 333-150504; and Form S-3, No. 333-151922.

/s/ Ernst & Young LLP
Ernst & Young LLP
New York, New York

November 2, 2009